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                                                                    EXHIBIT 23.5

                          CONSENT OF THE FINDLEY GROUP

     We consent to the use in this Registration Statement of Eldorado Bancorp on Form S-4 of our fairness opinion dated May 22, 1995, appearing in the Prospectus/Joint Proxy Statement, which is part of this Registration Statement.

     We also consent to the references to our firm in such Prospectus/Joint Proxy Statement.

                                          THE FINDLEY GROUP

                                          /s/  GARY STEVEN FINDLEY

                                          Gary Steven Findley
                                          Co-Director

July 20, 1995